Exhibit 99.1

Investor Contact:  Larry Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Sidoti & Company, LLC Conference

Clayton, MO, May 28, 2008 – Olin Corporation’s (NYSE: OLN) senior management will present at the Sidoti & Company, LLC Emerging Growth Institutional Investor Forum in Boston, Massachusetts on Tuesday, June 3, 2008 at 7:55 am Eastern Time.

The presentation slides for the conference will be available the evening prior to the presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2008-13